Exhibit 99.8

Master Q&A

1.	Why is the company going private again now?

The J.Crew Board of Directors has a fiduciary duty to maximize value for shareholders. Upon receiving an offer to acquire the Company, the Board formed a Special Committee comprised of four independent directors to evaluate the offer. The Special Committee, advised by independent financial and legal advisors, negotiated this transaction and recommended it to the full Board. This transaction provides shareholders with significant immediate value and enhances J.Crew’s potential to capitalize on business opportunities and grow the Company for the benefit of its customers and associates.

2.	Why sell the company now?

After a thorough assessment with the assistance of independent financial and legal advisors, the Special Committee of the Board concluded that this transaction is the best way to maximize value for shareholders, who will receive substantial and immediate value for their shares. $43.50 per share is an attractive valuation, representing a premium of 29% to J.Crew’s average closing share price over the last month.

3.	What are the terms and conditions of the transaction?

Under the terms of the agreement, funds affiliated with TPG Capital and Leonard Green & Partners will acquire all of the outstanding common shares of J.Crew for $43.50 per share in cash, or a total of approximately $3.0 billion. The transaction includes what is known as a “go shop” provision, which enables the Special Committee to determine if a superior offer is available from a third party. If no superior offer materializes, the transaction is expected to close in the first half of J.Crew’s 2011 fiscal year, subject to shareholder approval and customary closing conditions.

4.	Why did the Board form a Special Committee? When was it formed?

Details regarding the process will be addressed in the proxy statement, which we expect to file in due course.

5.	Who is on the Special Committee?

The Special Committee is comprised of four independent board members: Mary Ann Casati, David House, Stephen Squeri and Josh Weston, who is Chair of the Special Committee.

6.	Who are the acquirors?

TPG Capital is the global buyout group of TPG, a leading private investment firm founded in 1992, with more than $48 billion of assets under management across a family of funds. As many of you know, TPG Capital was a previous owner of J.Crew before the Company went public in 2006.

Leonard Green & Partners is a leading private equity firm with over $9 billion in equity commitments under management. Based in Los Angeles, Leonard Green & Partners invests in market leading companies across a range of industries. Significant current retail investments include Whole Foods Market, Neiman Marcus Group, PETCO Animal Supplies, Leslie’s Poolmart, The Sports Authority, The Container Store, Tourneau, David’s Bridal, Jetro Cash & Carry and The Tire Rack.

7.	What is Leonard Green & Partners’ retail experience?

Leonard Green & Partners has substantial retail and luxury investing experience, including The Container Store, Neiman Marcus Group, Tourneau and Sports Authority.

8.	What is Mickey Drexler’s role going to be in the new company?

Mickey Drexler is going to remain as Chairman and CEO, as well as a significant shareholder.

9.	What is Mickey Drexler’s role in the transaction?

Mickey Drexler will remain as Chairman and CEO and as well as a significant shareholder.

10.	What are the benefits to being a private company versus public company?

We believe becoming a private company will provide numerous benefits for J.Crew and our shareholders, customers, and associates. We will have more flexibility to make business decisions and to invest in our business with a longer-term perspective — rather than managing to short-term Wall Street expectations. In the retail and fashion industries, operating with a long-term perspective is particularly important. We believe J.Crew will be better able to navigate through unpredictable market cycles and attain its full potential.

11.	Did the full board vote on the transaction?

The agreement was approved by the full Board; however James Coulter, a partner of TPG Capital, and Mickey Drexler, recused themselves from the vote.

12.	Why should shareholders support this deal?

After a thorough assessment with the assistance of independent financial and legal advisors, the Special Committee of the Board concluded that this transaction is the best way to maximize value for shareholders, who will receive substantial and immediate value for their shares. The price represents a premium of 29% to J.Crew’s average closing share price over the last month. It also includes what is known as a “go shop” provision, which enables the Special Committee to determine if a superior offer is available from a third party through January 15, 2011. The Special Committee, with the assistance of its independent advisors, will actively solicit superior proposals during this period.

13.	Do you expect any third parties to bid for the Company?

It would be inappropriate to speculate. The transaction includes a robust “go shop” provision that runs through January 15, 2011, during which time the Special Committee of the Board is permitted to solicit, negotiate and accept superior proposals. Even after this period, until shareholders approve this transaction, third parties are free to submit competing offers. The Special Committee, with the assistance of its independent advisors, intends to actively solicit superior proposals during the “go shop” period. However, there is no assurance that any third party will submit a superior offer for the Company.

14.	Did the Board shop the company to see if a better deal was available?

After a thorough assessment with the assistance of independent financial and legal advisors, the Special Committee of the Board concluded that this transaction is the best way to maximize value for shareholders, who will receive substantial and immediate value for their shares. The price represents a premium of 29% to J.Crew’s average closing share price over the last month. It also includes a robust “go shop” provision, which enables the Special Committee to determine if a superior offer is available from a third party through January 15, 2011. The Special Committee, with the assistance of its independent advisors, will actively solicit superior proposals during this period. Even after this period, until shareholders approve this transaction, third parties are free to submit competing offers.

15.	Do TPG Capital and Leonard Green & Partners have financing in place? If so, on what terms?

The investor group has secured committed financing from Goldman, Sachs & Co. and BofA Merrill Lynch. Additional information relating to the transaction will be available in the Company’s regulatory filings.

16.	How much debt will J.Crew incur in this transaction and is this a good time for a debt-free retailer to incur substantial debt?

Details regarding the transaction will be addressed in the proxy statement, which we expect to file in due course.

17.	Does this transaction require J.Crew shareholder approval? What is the required vote?

Completion of the transaction requires approval by a majority of the outstanding J.Crew shares.

18.	What is the anticipated closing date for the transaction?

If there is not a superior offer from a third party, we would expect this transaction to close in the first half of our 2011 fiscal year.

19.	What is Mickey Drexler’s ownership stake?

According to the most recent public filings, Mickey Drexler owns 11.8% of the Company.

20.	What is your history with TPG Capital?

TPG Capital led a buyout of J.Crew in 1997 and sold its remaining ownership interest in April 2009.

21.	How long will the “go shop” period last?

The “go shop” period runs through January 15, 2011.

22.	What is the record date for voting?

This information will be provided following the termination of the “go shop” period.

23.	Who are the Special Committee’s financial and legal advisors?

The Special Committee was advised by an independent financial advisor, Perella Weinberg Partners LP, and an independent legal advisor, Cravath, Swaine & Moore LLP.

24.	Who are the Company’s advisors?

Cleary Gottlieb Steen & Hamilton LLP is acting as legal advisor to J.Crew.

25.	Why does the Special Committee have different legal representation than the Company?

It is appropriate and typical for a Special Committee to have independent financial and legal advisors to ensure there are no conflicts of interest.

26.	Where can I find additional information about the proposed transaction?

In due course, the Company will file a proxy statement with the SEC seeking shareholder approval of the transaction. The proxy statement, when it becomes available, will contain a description of the transaction terms and the background of the transaction.

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Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of J.Crew Group, Inc. by TPG Capital, and Leonard Green & Partners, L.P. In connection with the proposed transaction, J.Crew Group, Inc. will file a proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF J.CREW GROUP, INC. ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed or furnished to the Securities and Exchange Commission by J.Crew Group, Inc. at the Securities and Exchange Commission’s website at http://www.sec.gov or at J.Crew Group, Inc.’s website at http://www.jcrew.com and then clicking on the “Investor Relations” link and then the “SEC Filings” link. The proxy statement and other relevant materials may also be obtained for free from J.Crew Group, Inc. by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in Solicitation

J.Crew Group, Inc. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of J.Crew Group, Inc.’s participants in the solicitation is, or will be, set forth in J.Crew Group, Inc.’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from J.Crew Group, Inc. at http://www.jcrew.com, and then clicking on the “Investor Relations” link and then the “SEC Filings” link or by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500.

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